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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2002 (May 8, 2002)

SIMON PROPERTY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14469 (Commission File Number)	046268599 (IRS Employer Identification No.)
115 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA (Address of principal executive offices)		46204 (Zip Code)

Registrant's telephone number, including area code: 317.636.1600

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

        On May 8, 2002, the Registrant issued a press release containing information on earnings for the quarter ended March 31, 2002 and other matters. A copy of the press release is included as an exhibit to this filing.

        On May 9, 2002, the Registrant held a conference call to discuss earnings for the quarter ended March 31, 2002 and other matters. A transcript of this conference call is included as an exhibit to this filing.

        On May 17, 2002, the Registrant made available additional ownership and operation information concerning the Registrant, SPG Realty Consultants, Inc. (the Registrant's paired-share affiliate), Simon Property Group, L.P., and properties owned or managed as of March 31, 2002, in the form of a Supplemental Information package, a copy of which is included as an exhibit to this filing. The Supplemental Information package is available upon request as specified therein.

Item 7. Financial Statements and Exhibits

        Financial Statements:

          None

        Exhibits:

Exhibit No.	Description	Page Number in This Filing
99.1	Supplemental Information as of March 31, 2002	5
99.2	Earnings Release for the quarter ended March 31, 2002	36
99.3	Teleconference Text for the quarter ended March 31, 2002	42

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 17, 2002
SIMON PROPERTY GROUP, INC.
	By:	/s/ STEPHEN E. STERRETT Stephen E. Sterrett, Executive Vice President and Chief Financial Officer

SIMON PROPERTY GROUP

Table of Contents

As of March 31, 2002

Description		Page
Exhibit 99.1	Supplemental Information
	Overview	5
	Ownership Structure	6-8
	Reconciliation of Income to Funds from Operations ("FFO")	9
	Selected Financial Information	10-11
	Portfolio GLA, Occupancy & Rent Data	12
	Rent Information	13
	Lease Expirations	14-15
	Debt Amortization and Maturities by Year	16
	Summary of Indebtedness	17
	Summary of Indebtedness by Maturity	18-25
	Summary of Variable Rate Debt and Interest Rate Protection Agreements	26-27
	Significant Renovation/Expansion Activities	28
	Capital Expenditures	29
	Property Listing	30-35
Exhibit 99.2	Press Release	36-41
Exhibit 99.3	Teleconference Text—May 9, 2002	42-47

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SIGNATURES
SIMON PROPERTY GROUP Table of Contents As of March 31, 2002